UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2011

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200
Calabasas, California	91302
(Address of Principal Executive Offices)	Zip Code

(818) 591-0776
_______________________________________________
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 27, 2011, the following proposals were submitted to our shareholders at our annual meeting of shareholders:

1.	Election of Directors. To elect three Class III directors for terms expiring in 2014, and until their respective successors are duly elected and qualified.

2.
Ratify the Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2012.

3.
14a-8 Shareholder Proposal.  To vote on a non-binding shareholder proposal to urge the Board of Directors to hire an investment banking firm to initiate a search for a potential buyer of the Company in order to maximize shareholder value.

4.
Shareholder Proposal to Amend the Company’s Bylaws. A shareholder proposal to amend the first sentence of Section 3.2 of the Company’s Bylaws to (i) eliminate the range of the number of directors from nine (9) to seventeen (17) and (ii) fix the size of the Board of Directors at nine (9) members.

5.
Shareholder Proposal to Amend the Company’s Bylaws.  A shareholder proposal to amend Section 9.2 of the Company’s Bylaws to provide that if the amendment to the first sentence of Section 3.2 of the Company’s Bylaws described in Proposal 4 above is approved by the Company’s shareholders, then such sentence may be amended further or repealed only by approval of the shareholders.  The effectiveness of this proposal is conditioned upon shareholder approval of Proposal 4.

The proposals are more fully described in our proxy statement delivered to our shareholders entitled to notice of and to vote at our annual meeting of shareholders.

The final voting results of each proposal follows:

Proposal 1 - Election of Directors: Our shareholders elected each of John Gibbons, Robert Lin and Norman Wolfe as Class III directors for terms expiring in 2014, and until their respective successors are duly elected and qualified. Votes cast were as follows:

Director	Votes For	Withheld	Broker Non-Votes
John Gibbons	6,177,425	75,204	63,726
Robert Lin	6,177,423	75,206	63,726
Norman Wolfe	6,177,425	75,204	63,726

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
6,256,574	31,764	28,017	0

Proposal 3 – Nonbinding Shareholder Proposal to Hire Investment Banking Firm: Our shareholders did not approve a non-binding shareholder proposal to urge our Board of Directors to hire an investment banking firm to initiate a search for a potential buyer of the Company in order to maximize shareholder value. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
1,720,648	4,492,991	38,989	63,727

Proposal 4 – Shareholder Proposal to Amend Bylaws: Our shareholders did not approve a shareholder proposal to amend the first sentence of Section 3.2 of the Company’s Bylaws to eliminate the range of the number of directors and to fix the size of the Company’s Board of Directors at nine (9) members. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
99,616	6,115,619	37,393	63,727

Proposal 5 – Shareholder Proposal to Amend Bylaws: Our shareholders did not approve a shareholder proposal to amend Section 9.2 of the Company’s Bylaws to provide that if the amendment to the first sentence of Section 3.2 of the Company’s Bylaws described in Proposal 4 above is approved by the Company’s shareholders, then such sentence may be amended further or repealed only by approval of the shareholders. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
94,801	6,116,148	41,679	63,727

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit 99.1	Press release dated September 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2011	National Technical Systems, Inc.

	By:	/s/ Raffy Lorentzian
Name: Raffy Lorentzian Title: Senior Vice President Chief Financial Officer